      As filed with the Securities and Exchange Commission on July 31, 1998

                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SAP AKTIENGESELLSCHAFT SYSTEME,
                 ANWENDUNGEN, PRODUKTE IN DER DATENVERARBEITUNG
             (Exact name of registrant as specified in its charter)

 Federal Republic of Germany                             Inapplicable
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)

                                Neurottstrasse 16
                                 69190 Walldorf
                           Federal Republic of Germany
   (Address, including zip code, of registrant's principal executive offices)

             SAP AMERICA, INC. EMPLOYEE DISCOUNT STOCK PURCHASE PLAN
                            (Full title of the plan)

                            Corporation Trust Company
                            Corporation Trust Center
                               1209 Orange Street
                              Wilmington, DE 19801
                                  302-658-7581
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                Peter Y. Solmssen
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5000


                         CALCULATION OF REGISTRATION FEE

      Title of securities                                      Proposed maximum           Proposed maximum
             to be                    Amount to be              offering price                aggregate               Amount of
        registered (1)               registered (2)              per share (3)           offering price (3)        registration fee

Non-Voting Preference                    100,000                  $574.89427                $57,489,427               $16,959.38
Shares without nominal
value

(1) American Depositary Shares (the "ADSs"), each representing one-twelfth of one non-voting preference share, without nominal value (the "Preference Shares"), of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Company"), issuable upon deposit of the Preference Shares, have been registered on a separate Registration Statement on Form F-6, as amended on June 26, 1998 by Post-Effective Amendment No. 1 (Registration No. 333-9016).

(2) In accordance with Rule 416, this registration statement (this "Registration Statement") also relates to an indeterminate number of Preference Shares that may be issued, without the receipt of consideration, upon the occurrence of certain events specified in the SAP America, Inc. Employee Discount Stock Purchase Plan (the "Plan").

(3) Estimated pursuant to paragraphs (c) and (h)(1) of Rule 457 solely for the purpose of calculating the registration fee, based upon 85% of DM 1199.5, which was the average of the high and low sales price for a Preference Share as reported on the Frankfurt Stock Exchange on July 29, 1998, a date within five business days of the date of filing of this Registration Statement, multiplied by the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on July 29, 1998, which was DM 1.7735 per Dollar.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*/

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*/

--------
*/ Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), documents containing the information specified in Part I of Form S-8 will be sent or given to each person resident in the United States granted options under the Plan. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the
         Section 10(a) prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by the Company with the United States Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's Registration Statement on Form 20-F, filed with the Commission on June 22, 1998 (Registration No. 001-14251) (the "Form 20-F"), which contains audited financial statements for the year ended December 31, 1997;

         (b) The description of the Preference Shares contained in the Form 20-F, including any amendment or report filed for the purpose of updating such description;

         (c) The Company's Report of Foreign Private Issuer on Form 6-K (Registration No. 001-14251), filed with the Commission on July 13, 1998; and

         (d) The Company's Report of Foreign Private Issuer on Form 6-K (Registration No. 001-14251), filed with the Commission on July 24, 1998.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Preference Shares are registered pursuant to Section 12(b) of the Exchange Act and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has undertaken to indemnify its directors and officers, to the extent permitted by applicable law, against certain liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                              Exhibit
------                              -------

4.1 Amended and Restated Deposit Agreement, dated as of June 26, 1998, among the Company, The Bank of New York, as Depositary, and all owners and holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipts. (1)

5.1 Opinion of Morgan, Lewis & Bockius LLP as to the validity of the Preference Shares covered by this Registration Statement.

23.1              Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5.1).

23.2 Consent of ARTHUR ANDERSEN Wirtschaftsprufungsgesellschaft Steuerberatungsgesellschaft mbH.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


--------------------------------------------


(1) Incorporated by reference to Exhibit A to Post-Effective Amendment No. 1, filed on June 26, 1998, to the Registration Statement on Form F-6 (Registration No. 333-9016).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walldorf, Germany, on July 31, 1998.

                                         SAP AKTIENGESELLSCHAFT
                                         SYSTEME, ANWENDUNGEN, PRODUKTE IN DER
                                         DATENVERARBEITUNG

                                         By:    /s/ Prof. Dr. Henning Kagermann
                                            ------------------------------------
                                         Name:  Prof. Dr. Henning Kagermann
                                         Title: Member of the Executive Board

                                         By:   /s/ Dieter Matheis
                                            ------------------------------------
                                         Name:  Dieter Matheis
                                         Title: Principal Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin McKay his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 31,1998.

                         SIGNATURE
                           TITLE

  /s/   Prof. Dr. h.c. Hasso Plattner    Co-Speaker of the Executive Board
-------------------------------------
        Prof. Dr. h.c. Hasso Plattner


  /s/   Prof. Dr. Henning Kagermann      Co-Speaker of the Executive Board
-------------------------------------
        Prof. Dr. Henning Kagermann


  /s/   Dr. Peter Zencke                 Member of the Executive Board
-------------------------------------
        Dr. Peter Zencke


  /s/   Dr. Claus Heinrich               Member of the Executive Board
-------------------------------------
        Dr. Claus Heinrich


  /s/   Gerhard Oswald                   Member of the Executive Board
-------------------------------------
        Gerhard Oswald


  /s/   Paul Wahl                        Member of the Executive Board
-------------------------------------
        Paul Wahl


  /s/   Dieter Matheis                   Principal Financial Officer;
-------------------------------------    Principal Accounting Officer
        Dieter Matheis

  /s/   Kevin McKay                      Authorized Representative in the
-------------------------------------    United States
        Kevin McKay

                                INDEX TO EXHIBITS


    Exhibit Number   Exhibit                                                Page
    --------------   -------                                                ----

          4.1 Amended and Restated Deposit Agreement, dated as of June 26, 1998, among the Company, The Bank of New York, as Depositary, and all owners and holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipts. (1)

          5.1 Opinion of Morgan, Lewis & Bockius LLP as to the validity of the Preference Shares covered by this Registration Statement.

         23.1        Consent of Morgan, Lewis & Bockius LLP (included in
                     Exhibit 5.1).

         23.2        Consent of ARTHUR ANDERSEN
                     Wirtschaftsprufungsgesellschaft
                     Steuerberatungsgesellschaft mbH.

         24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


--------------------------------------------


(1) Incorporated by reference to Exhibit A to Post-Effective Amendment No. 1, filed on June 26, 1998, to the Registration Statement on Form F-6 (Registration No. 333-9016).